EXHIBIT 32.1

Section 1350 Certification

Pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), John H. Dow and Keith P. Bleier, the President and Chief Executive Officer (principal executive officer) and Senior Vice President and Chief Financial Officer (principal financial and accounting officer), respectively, of FirstFlight, Inc. do hereby certify that:

1.
The Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 (the “Report”) of FirstFlight, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of FirstFlight, Inc.

Date: November 18, 2008	By:	/s/ John H. Dow
John H. Dow
President and Chief Executive Officer (principal executive officer)

Date: November 18, 2008	By:	/s/ Keith P. Bleier
Keith P. Bleier,
Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

A signed original of this written statement required by Section 906 has been provided to FirstFlight, Inc. and will be retained by FirstFlight, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.